                                                                    Exhibit 7.1


                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1



Due Period:  May 2001
I. Original Deal Parameters
---------------------------
(a)  Pool Balance                                                                    705,106,000
(b)  Initial Invested Amount                                                         300,000,000
(c)  Original Investor Allocation Percentage                                              71.90%
(d)  Certificate Rate                                                                      6.00%
(e)  Servicing Fee per Annum                                                               0.25%
(f)  Original Required Subordinated Amount                                            49,676,362

II.  Allocation Percentages
---------------------------
(a) Series Allocation Percentage                                                          60.00%
(b) Investor Allocation Percentage                                                        79.34%
(c) Investor Ownership Percentage                                                         30.12%

III.  Receivables in the Trust
------------------------------
(a)   Pool Balance at end of month                                                   996,008,000
(b)  Interline Payables                                                              171,265,000
(c)  Receivables 91+ days past invoice                                                80,829,000
(d)  Ineligible Receivables                                                                    0
(e)  Overconcentrated Amount                                                                   0
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]                      743,914,000
(g)  Unallocated Collections                                                                   0
(h)  Net Series Pool Balance [(f) * II.(a)]                                          446,348,288
(i)  Series Allocation Percentage * Unallocated Collections [(g) * II.(a)]                     0
(j)  Required Net Series Pool Balance [VI.(f) below]                                 354,113,512

IV.  Monthly Activity
---------------------
(a)  Pool Balance at beginning of month                                              965,800,000
(b)  Total pool collections                                                          558,016,000
(c)  Total new invoices sold to Trust                                                599,804,000
(d)  Dilutions                                                                        11,378,000
(e)  Charged-Off Receivables                                                             202,000
(f)  Reassigned Receivables                                                                    0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]                          996,008,000
(h)  Miscellaneous Payments                                                                    0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1



Due Period:  May 2001

V.  Receivables Performance
---------------------------
(a)  Monthly Payment Rate [IV.(b) / III.(f)]                                              75.01%
(b)  Average Days Sales Outstanding [28 or 35 days / (a)]                                   37.3
(c)  Delinquency Data
           0 - 30 Days from Invoice                                                  784,391,000
           31 - 60 Days from Invoice                                                 104,011,000
           61 - 90 Days from Invoice                                                  26,777,000
           91 - 120 Days from Invoice                                                 18,771,000
           121 - 150 Days from Invoice                                                 5,548,000
           151 - 180 Days from Invoice                                                10,674,000
           181 - 210 Days from Invoice                                                 6,850,000
           211 - 240 Days from Invoice                                                 5,151,000
           241 + Days from Invoice                                                    33,835,000
                                                                                    ------------
           TOTAL                                                                     996,008,000

VI.  Reserves
-------------
(a)  Subordination Percentage [IX.(k) below]                                              13.95%
(b)  Invested Amount                                                                 300,000,000
(c)  Available Subordinated Amount [((a) / (1 - (a))) * ((b) + (d) + (e))+III (e)]    49,408,126
(d)  Yield Reserve                                                                     4,500,000
(e)  Fee Reserve [2 * V.(b) / 365 * VII.(j) * 12 ]                                       205,387
(f)  Required Net Series Pool Balance                                                354,113,512

VII.  Collections
-----------------
(a)  Total Pool Collections [IV.(b) above]                                           558,016,000
(b)  Miscellaneous Payments [IV.(h) above]                                                     0
(c)  Series Excess Collections                                                                 0
(d)  Series Allocable Collections [(a) * II.(a)]                                     334,809,516
(e)  Investor Collections [(d) * II.(b)]                                             265,623,453
(f)  Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                                   0
(g)  Available Investor Collections [(c) + (e) + (f)]                                265,623,453
(h)  Monthly Interest                                                                  1,500,000
(i)  Interest Shortfall                                                                        0
(j)  Monthly Servicing Fee [I.(e) / 12 * IV.(g) * VI.(b) / III.(f)]                       83,680
(k)  Monthly Principal [0 if Revolving Period, otherwise VIII.(b) below]                       0

VIII.  Monthly Investor Principal
---------------------------------
(a)  Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]                       264,039,774
(b)  Available Principal Collections (a)                                             264,039,774
(c)  Controlled Deposit Amount                                                                 0
(d)  Monthly Investor Principal [lesser of (b) and (c)]                                        0
(e)  Deficit Controlled Accumulation Amount [(c) - (d), if positive]                           0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1



Due Period:  May 2001

IX.  Subordination Percentage
-----------------------------
(a)  Subordination Percentage Floor                                                       13.00%
(b)  Average Dilution Ratio (last 12 months)                                               1.84%
(c)  Highest Dilution Ratio (last 12 months)                                               2.21%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                                    79.04%
(e)  Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c) / (b))}]                   3.99%
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)                            0.88%
(g)  Default Horizon Ratio                                                               340.40%
(h)  Loss Percentage [2.5 * (f) * (g)]                                                     7.51%
(i)  Dilution Percentage + Loss Percentage                                                11.50%
(j)  12.5% + (b) * (d)                                                                    13.95%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]                              13.95%

X.  Investor Charge-Offs
------------------------
(a)  Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]                              60,843
(b)  Investor Recoveries                                                                       0
(c)  Loss Reserve                                                                     49,408,126
(d)  Investor Charge-off [(a) - (b) - (c), if positive]                                        0
(e)  Cumulative Investor Charge-offs [including (d) above]                                     0

XI.  Invested Amount
--------------------
(a)  Beginning Invested Amount                                                       300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                                             0
(c)  Amount on deposit in Principal Funding Account                                            0
(d)  Distributions of Principal                                                                0
(e)  Ending Invested Amount                                                          300,000,000

XII.  Amortization Events
-------------------------
(a)  Breach of material covenant or agreement uncured for 30 days                             No
(b)  Breach of Representation or Warranty not corrected for 30 days                           No
(c)  Bankruptcy, insolvency or receivership of Seller or CSXT                                 No
(d)  Trust is deemed an "Investment Company"                                                  No
(e)  CSXT fails to convey Receivables to Seller, Servicer fails to make deposit
     to Retained Collection Account                                                           No
(f)  Required Net Series Pool Balance Exceeds Net Series Pool Balance                         No
(g)  Any Series 1998-1 Servicer Default                                                       No
(h)  Termination Notice delivered to Servicer                                                 No
(i)  Invested Amount not paid in full on Expected Final Payment Date                          No
(j)  Average Monthly Payment Rate for last 3 months is less than 25%                          No

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------
                 Certificateholders' Distribution Date Statement
                                  Series 1998-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  June 25, 2001

Collection Period:  May 2001


POOL COLLECTIONS
----------------

Total Pool Collections                                        558,016,000.00

Total Collections Available                                   558,016,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                   60.00%

Investor Ownership Percentage                                         30.12%


DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                  1,500,000.00

Total amount distributed allocable to Interest                          5.00
   (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                      0.00

Total amount distributed allocable to Principal                         0.00
   (per $1,000 of Certificates)

SERIES 1998-1 INVESTED AMOUNTS
------------------------------

Unallocated Collections                                                 0.00

Amounts on deposit in the Principal Funding                             0.00

Ending Invested Amounts                                       300,000,000.00


INVESTOR  INTEREST SHORTFALL AMOUNT
-----------------------------------

Total Investor Deficiency Amount                                        0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                          0.00
Beginning Investor Charge-Offs per $1,000                               0.00

Additional Investor Charge-Offs                                         0.00
Additional Investor Charge-Offs per $1,000                              0.00

Reimbursements:
Reinstatement of Investor Certificates                                  0.00
Reinstatement of Investor Certificates per $1,000                       0.00

Ending Investor Charge-Offs                                             0.00
Ending Investor Charge-Offs per $1,000                                  0.00


POOL BALANCES
-------------

Outstanding Receivables Balance                               996,008,000.00

Ending Net Receivables Pool Balance                           743,914,000.00

Ending Net Series Pool Balance                                446,348,288.41